CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CORNING NATURAL GAS HOLDING CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, being the President and Chief Executive Officer of Corning Natural Gas Holding Corporation (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Corning Natural Gas Holding Corporation.

SECOND: The original Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on July 19, 2013, and was amended by Certificates of Amendment to the Certificate of Incorporation filed by the Department of State of the State of New York on January 28, 2016, and on March 30, 2016.

THIRD: There are 140,000 shares of the Corporation’s 6% Series A Cumulative Preferred Stock and 244,263 shares of the Corporation’s Series B Convertible Preferred Stock issued and outstanding on the date of this Certificate of Amendment. The Certificate of Incorporation is hereby amended to amend the number of shares of Preferred Stock of each such Series to: (a) increase the number of authorized shares of the Corporation’s 6% Series A Cumulative Preferred Stock from 140,000 shares to 255,500 shares, and (b) to decrease the number of authorized shares of the Corporation’s Series B Convertible Preferred Stock from 360,000 shares to 244,500 shares.

FOURTH: Pursuant to Section 502(c) of the Business Corporation Law and subparagraph (b) of Paragraph FOURTH “Authorized Shares” of the Certificate of Incorporation, subparagraph (c) “6% Series A Cumulative Preferred Stock”, Section 1 “Designation and Amount” of Paragraph FOURTH of the Certificate of Incorporation is hereby amended replacing the number 140,000 as the number of shares of Preferred Stock designated as 6% Series A Cumulative Preferred Stock, with the number 255,500, to read in its entirety as follows:

“(c) 6% Series A Cumulative Preferred Stock.

Section 1. Designation and Amount. The shares of such series of Preferred Stock shall be designated as the “6% Series A Cumulative Preferred Stock” (the “Series A Cumulative Preferred Stock”). The Series A Cumulative Preferred Stock shall have a par value of $0.01 per share, and the number of shares constituting such series shall be 255,500. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of Series A Cumulative Preferred Stock to a number less than the number of shares then outstanding, plus the number of shares reserved, if any, for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation convertible into Series A Cumulative Preferred Stock. The Series A Cumulative Preferred Stock shall be on parity for all purposes, including, without limitation, dividends, liquidation, voting rights, and redemption, other than date of redemption and redemption price, with the Corporation’s Series B Convertible Preferred Stock (the “Series B Convertible Preferred Stock”), and any other series of Preferred Stock by its terms on parity as to dividends, liquidation preference, voting rights and redemption, other than date of redemption and redemption price (“Series A Parity Stock”).

FIFTH: Pursuant to Section 502(c) of the Business Corporation Law and subparagraph (b) of Paragraph FOURTH “Authorized Shares” of the Certificate of Incorporation, subparagraph (d) “Series B Convertible Preferred Stock”, Section 1 “Designation and Amount” of Paragraph FOURTH of the Certificate of Incorporation is hereby amended replacing the number 360,000 as the number of shares of Preferred Stock designated as Series B Convertible Preferred Stock, with the number 244,500, to read in its entirety as follows:

(d) Series B Convertible Preferred Stock.

Section 1. Designation and Amount. The shares of such series shall be designated as the “Series B Convertible Preferred Stock”. The Series B Convertible Preferred Stock shall have a par value of $0.01 per share, and the number of shares constituting such series shall be 244,500. Such number of shares may be increased or decreased by resolution of the Board; provided, however, that no decrease shall reduce the number of shares of Series B Convertible Preferred Stock to a number less than the number of shares then outstanding, plus the number of shares reserved, if any, for issuance upon the exercise of outstanding options, rights or warrants or upon the exercise of any options, rights or warrants issuable upon conversion of any outstanding securities issued by the Corporation convertible into Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock shall be on parity for all purposes, including, without limitation, dividends, liquidation, voting rights, and redemption, other than date of redemption and redemption price, with the Corporation’s Series A Cumulative Preferred Stock, and any other series of Preferred Stock by its terms on parity as to dividends, liquidation preference, voting rights and redemption, other than date of redemption and redemption price (“Series B Parity Stock”).

SIXTH: This Amendment was approved by a majority of the Board of Directors of the Corporation by action taken on June 2, 2017 at a special meeting duly called and held, as provided in Section 502(c) and Section 803(c) of the Business Corporation Law.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment on this 2nd day of June, 2017.

  /s/ Michael I. German

Michael I. German, President and

Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CORNING NATURAL GAS HOLDING CORPORATION

Under Section 805 of the Business Corporation Law

Nixon Peabody LLP

1300 Clinton Square

Rochester, New York 14604